Exhibit 5.1

5 March 2019
Matter No.:347968
Tel: 441 299 4918
Email: Charles.Collis@conyersdill.com

Watford Holdings Ltd.
Waterloo House
100 Pitts Bay Road
Pembroke HM 08
Bermuda
Dear Sirs,
Re: Watford Holdings Ltd. (the "Company")
We have acted as special Bermuda legal counsel to the Company in connection with a registration statement on Form S-1, filed with the U.S. Securities and Exchange Commission (the “Commission”) on 5 March 2019 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”) of up to 2,617,500 Common Shares, par value US$0.01 (the “Common Shares” and such Common Shares, the “Issued Common Shares”) and up to 975,503 Common Shares (the “Common Warrant Shares” and together with the Issued Common Shares, the “Shares”) issuable upon the exercise of one warrant (the “Warrant”), which Shares may be offered and sold from time to time by certain selling shareholders of the Company identified in the Registration Statement (the “Selling Shareholders”).
For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the Secretary of the Company on 5 March 2019, certified copies of minutes of a meeting of its directors held on 14 March 2014, 15 August 2018 and 7 November 2018 certified by the Secretary of the Company on 5 March 2019 (the "Resolutions") and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below. For the purposes of our opinion in paragraph 2 below, we have reviewed and relied upon the register of members of the Company dated 4 March 2019, as certified by the Secretary of the Company.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended, (e) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (f) that the Company will have sufficient authorised capital to effect the issue of the Common Warrant Shares at the time of issuance, (g) the Company's shares will be listed on an appointed stock exchange, as defined in the Companies Act 1981, as amended (the "Companies Act"), and the consent to the issue and free transfer of the Shares given by the Bermuda Monetary Authority as of 26 August 2013 will not have been revoked or amended at the time of issuance of any Securities, and (h) that, upon the issue of any Shares, the Company will receive or has received consideration for the full issue price thereof which shall be equal to at least the par value or exercise price thereof, as applicable.
We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and the resale of the Shares by the Selling Shareholders and is not to be relied upon in respect of any other matter.
On the basis of and subject to the foregoing, we are of the opinion that:

1.
The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any required filing with any Bermuda governmental authority, or to pay any Bermuda government fee or tax, which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.
The Issued Common Shares are validly issued and are fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

3.
When issued and paid for in accordance with the terms of the Warrant, the Common Warrant Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman Limited

Conyers Dill & Pearman Limited